Exhibit 99.1

Novolex Announces Pricing of Cash Tender Offer for 7.950% Debentures due 2025 of Pactiv LLC

CHARLOTTE, N.C. — March 24, 2025 — Novolex Holdings, LLC (“Novolex” or the “Offeror”) announced today the consideration payable in connection with its previously announced offer to purchase for cash any and all of the $217,298,000 aggregate principal amount of outstanding 7.950% Debentures due 2025 (the “Notes”) issued by Pactiv LLC (f/k/a Tenneco Packaging Inc.) (“Pactiv LLC”), a wholly-owned subsidiary of Pactiv Evergreen Inc. (“PEI”). This offer to purchase the Notes is referred to herein as the “Tender Offer.”

The Tender Offer is being made in connection with the previously announced acquisition of PEI pursuant to the Agreement and Plan of Merger, dated December 9, 2024 (as amended, supplemented, waived or otherwise modified from time to time, the “Merger Agreement”), by and among Alpha Lion Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Offeror (“Merger Sub”), the Offeror and PEI, which provides that Merger Sub will merge with and into PEI (the “Merger”), with PEI continuing as the surviving corporation in the Merger. The Offeror’s obligation to accept and pay for the Notes in the Tender Offer is conditioned upon (i) the closing of the Merger, (ii) the receipt of sufficient proceeds by the Offeror in the financing transactions related to the Merger to pay for the tendered Notes (the “Financing”) and (iii) the satisfaction or waiver of other customary conditions.

The Tender Offer is being made upon the terms and subject to conditions described in the Offer to Purchase, dated March 10, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offer. Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offer.

The following table summarizes the material pricing terms of the Tender Offer:

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page(1)	Reference Yield	Fixed Spread (basis points)	Early Tender Premium (per $1,000)(2)	Total Consideration(3)
7.950% Debentures due 2025	880394AB7	$217,298,000	4.000% U.S. Treasury due December 15, 2025	FIT3	4.170%	50 bps	$30	$1,022.40

(1) The applicable page on Bloomberg from which the Dealer Managers named below quoted the bid side price of the U.S. Treasury Reference Security.

(2) The Total Consideration (as defined below) for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the Fixed Spread specified in the table above and the Reference Yield specified in the table above and is inclusive of the Early Tender Premium (as defined below).

(3) Total Consideration per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time and accepted for purchase, based on the applicable yield determined as of 10:00 a.m., New York City time, on March 24, 2025. Excludes Accrued Interest (as defined below) and assumes an early settlement date of April 1, 2025 (although such date may change without notice). Any change to the actual early settlement date (if at all) will be made to coincide with the closing date of the Merger, and the Total Consideration per $1,000 principal amount of Notes will be recalculated using that actual Settlement Date and the Reference Yield in the table above. See Schedule A of the Offer to Purchase for the calculation formula for determining the Total Consideration.

The Tender Offer will expire at 5:00 p.m., New York City Time, on April 7, 2025, unless extended or earlier terminated (the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on March 24, 2025 (such time and date, as it may be extended, the “Early Tender Time”), and such Notes must be accepted for purchase, to be eligible to receive the Total Consideration, plus Accrued Interest, if any. If a holder validly tenders Notes after the Early Tender Time but prior to or at the Expiration Time, and such Notes are accepted for purchase, such holder will only be eligible to receive the Tender Offer Consideration (as defined below), which does not include the Early Tender Premium, plus Accrued Interest, if any. Notes tendered pursuant to the Tender Offer may be withdrawn prior to or at, but not after, 5:00 p.m., New York City Time, on March 24, 2025 (such time and date, as it may be extended, the “Withdrawal Deadline”).

The total consideration listed in the table above (the “Total Consideration”) will be paid for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time and accepted for purchase pursuant to the Tender Offer. The Total Consideration includes an early tender premium per $1,000 principal amount of Notes accepted for purchase as set forth in the table above (the “Early Tender Premium”). Notes validly tendered after the Early Tender Time but prior to or at the Expiration Time and accepted for purchase will receive the Total Consideration minus the Early Tender Premium (the “Tender Offer Consideration”).

In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all holders of Notes accepted for purchase will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below and, collectively, the “Settlement Dates”), as applicable (“Accrued Interest”), payable on the Early Settlement Date or the Final Settlement Date, as applicable.

The Early Tender Time is the last time for holders to tender the Notes in order to be eligible to receive the Total Consideration. Subject to the satisfaction or waiver of the conditions to the Tender Offer, the Offeror reserves the right, in its sole discretion, to pay for the Notes that are validly tendered prior to or at the Early Tender Time and that are accepted for purchase on the date referred to as the “Early Settlement Date.” The Early Settlement Date, if applicable, will be a date following the Early Tender Time on which the conditions to the Tender Offer have been satisfied or waived. We intend for the Early Settlement Date to coincide with the closing of the Merger.

The Tender Offer will expire at the Expiration Time. Payment for the Notes that are validly tendered after the Early Tender Time and prior to or at the Expiration Time and that are accepted for purchase will be made on the date referred to as the “Final Settlement Date.” The Final Settlement Date will be promptly following the Expiration Time.

The Tender Offer is contingent upon the satisfaction of certain conditions, including the completion of the Merger and the receipt by the Offeror of sufficient proceeds from the Financing to pay for the tendered Notes. If any of the conditions are not satisfied, the Offeror is not obligated to accept for payment, or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate the Tender Offer. The Offeror reserves the right to amend, extend, terminate or waive any condition of the Tender Offer. Full details of the terms and conditions of the Tender Offer are included in the Offer to Purchase.

This press release is for informational purposes only and does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Offeror, PEI or Pactiv LLC or their respective affiliates or their and their respective affiliates’ respective boards of directors or managers, the dealer managers, the tender agent and information agent or the trustee with respect to the Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offer. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offer, and, if so, the principal amount of Notes to tender.

UBS Investment Bank and Wells Fargo Securities, LLC are acting as dealer managers (the “Dealer Managers”) for the Tender Offer. Global Bondholder Services Corporation is acting as the tender agent and information agent for the Tender Offer.

Requests for the Offer to Purchase may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (855) 654-2015 (for all others).

Questions or requests for assistance in relation to the Tender Offer may be directed to the Dealer Managers as follows: (1) to UBS Investment Bank at (212) 882-5723 (collect), (833) 690-0971 (toll-free) or by email to americas-lm@ubs.com and (2) to Wells Fargo Securities at (704) 410-4759 (collect), (866) 309-6316 (toll-free) or by email to liabilitymanagement@wellsfargo.com.

About Novolex

Novolex develops and manufactures diverse packaging products for multiple industries in the foodservice, delivery and carryout, food processor and industrial markets that touch nearly every aspect of daily life. The Novolex family of brands provides customers with innovative food and delivery packaging and performance solutions products for their business needs today while investing in research and development to engineer more sustainable choices for the future. With more than 10,000 employee families, Novolex operates 56 manufacturing facilities in North America and Europe, including two world-class plastic film recycling centers. To learn more about Novolex, visit www.novolex.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws. The forward-looking statements include, without limitation, statements concerning the Tender Offer, the Financing and the Merger. Forward-looking statements involve risks and uncertainties, including but not limited to economic, competitive, and technological factors outside the Offeror’s control that may cause actual results to differ materially from the forward-looking statements. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Offeror expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.